ROLLINS TRUCK LEASING CORP.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 28, 1999

                            ------------------------

TO THE HOLDERS OF COMMON STOCK:

     PLEASE TAKE NOTICE that the 1999 Annual Meeting of Shareholders of ROLLINS TRUCK LEASING CORP., a Delaware corporation, will be held at the Rollins Building, 2200 Concord Pike, First Floor Auditorium, Wilmington, Delaware, on Thursday, January 28, 1999, at 8:30 A.M. (Eastern Standard Time) for the following purposes:

          1. To elect two Class I Directors to the Board of Directors;

          2. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Proxy Statement dated December 28, 1998 is attached.

     The Board of Directors has fixed the close of business on December 18, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     You are cordially invited to attend the Annual Meeting. If you cannot be present in person, please sign and date the enclosed proxy and promptly mail it in the enclosed return envelope which requires no United States postage. Any shareholder giving a proxy has the right to revoke it any time before it is voted.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                   MICHAEL B. KINNARD, Secretary

Dated: Wilmington, Delaware
       December 28, 1998

                            ------------------------

        YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO UNITED STATES POSTAGE.

                                PROXY STATEMENT

                          ROLLINS TRUCK LEASING CORP.
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 28, 1999

                            ------------------------

     The information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Shareholders to be held on January 28, 1999 (the "Annual Meeting") is submitted to the shareholders for their information.

                   SOLICITATION OF AND POWER TO REVOKE PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of ROLLINS TRUCK LEASING CORP., a Delaware corporation (the "Company"). Proxies solicited hereby are to be voted at the Annual Meeting or at any adjournment thereof.

     The mailing address for the Company's principal executive office is P.O. Box 1791, Wilmington, Delaware 19899. This Proxy Statement and the form of proxy were first sent to the Company's shareholders on or about December 28, 1998.

     A form of proxy is enclosed. Each proxy submitted will be voted as directed but, if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors as Class I Directors.

     The solicitation of proxies will be by mail. It may be that further solicitation of proxies will be made by telephone, telegram or interview with some shareholders of the Company, following the original solicitation. All such further solicitations will be made by regular officers and employees of the Company, who will not be additionally compensated therefor, or its Transfer Agent. The Company will bear the entire cost of all such solicitations, which will be nominal and include reimbursements paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners.

     Each shareholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person, whether or not such shareholder has previously given a proxy.

                                 CAPITAL STOCK

     The outstanding capital stock of the Company on December 18, 1998 consisted of 58,382,832 shares of Common Stock, par value $l.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on December 18, 1998, the record date for determining shares entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the State of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast in favor of a proposal to the number of votes cast against the proposal, and hence only votes for or against the proposal (and not abstentions or broker non-votes) are relevant to the outcome.

     As of October 31, 1998, only three persons were known to the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company. The name and address of each such person, together with the number of shares owned and the percentage of outstanding shares that ownership represents and information as to Common Stock ownership of the Named Executives identified in the Summary Compensation Table and the officers and directors of the Company as a group (according to information received by the Company) are set forth below:

                                                       NUMBER OF SHARES
TITLE OF                                                 AND NATURE OF        PERCENT OF
 CLASS    NAMES AND ADDRESSES OF BENEFICIAL OWNERS  BENEFICIAL OWNERSHIP(1)     CLASS
--------  ----------------------------------------  -----------------------   ----------
Common    Patrick J. Bagley                                   82,005               .1%
          One Rollins Plaza
          Wilmington, DE 19803

Common    I. Larry Brown                                     119,625               .2%
          One Rollins Plaza
          Wilmington, DE 19803

Common    John W. Rollins                                  7,162,327             12.3%
          One Rollins Plaza
          Wilmington, DE 19803

Common    John W. Rollins, Jr.                             1,232,025              2.1%
          One Rollins Plaza
          Wilmington, DE 19803

Common    Henry B. Tippie                                  2,250,000              3.9%
          P.O. Box 26557
          Austin, TX 78755

Common    Neuberger and Berman                             3,596,083(2)           6.1%
          605 Third Avenue
          New York, NY 10158

Common    Strong/Corneliuson Capital                       3,713,600(3)           6.4%
          Management, Inc.
          100 Heritage Reserve
          P.O. Box 2936
          Milwaukee, WI 53201

                                                       NUMBER OF SHARES
TITLE OF                                                 AND NATURE OF        PERCENT OF
 CLASS    NAMES AND ADDRESSES OF BENEFICIAL OWNERS  BENEFICIAL OWNERSHIP(1)     CLASS
--------  ----------------------------------------  -----------------------   ----------
Common    All Directors and Officers as a Group           10,863,137             18.6%
          (8 persons)

------------------

(1) As to officers and directors, owned directly and of record. The above numbers exclude the following shares of Common Stock subject to options granted under the Company's 1982, 1986 and 1993 Stock Option Plans which the listed beneficial owner has the right to acquire beneficial ownership as specified in Rule 13d of the Securities Exchange Act of 1934: John W. Rollins, Jr., 71,850 shares; Patrick J. Bagley, 44,250 shares; I. Larry Brown, 44,250 shares; and all directors and officers as a group, 175,140 shares.

(2) Neuberger & Berman, LLC ("N&B") is a registered investment advisor. In its capacity as investment advisor, N&B may have discretionary authority to dispose of or to vote shares that are under its management. As a result, N&B may be deemed to have beneficial ownership of such shares. N&B does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. As of October 31, 1998, of the shares set forth above, N&B had shared dispositive power with respect to 3,589,083 shares, sole voting power with respect to 2,420,226 shares and shared voting power on 0 shares.

(3) Strong Capital Management, Inc., has been granted discretionary dispositive power over its clients' securities and in some instances has voting power over such securities. Any and all discretionary authority which has been delegated to Strong Capital may be revoked in whole or in part at any time.

                             ELECTION OF DIRECTORS

     Two individuals are to be elected at the Annual Meeting to serve as Class I Directors for a term of three years each, and until the election and qualification of their successors. Four other individuals serve as directors but are not standing for re-election because their terms as directors extend past the Annual Meeting pursuant to provisions of the Company's Restated Certificate of Incorporation which provide for the election of directors for staggered terms, with each director serving a three year term.

     Unless a shareholder WITHHOLDS AUTHORITY, the proxy holders will vote FOR the election of the persons named below to serve as directors. Although the Board of Directors does not contemplate the possibility, in the event a nominee is not a candidate or is unable to serve as a director at the time of the election, unless the shareholder WITHHOLDS AUTHORITY, the proxies will be voted for a nominee designated by the present Board of Directors to fill such a vacancy.

     The name and age of each of the nominees, his principal occupation, the period during which he has served as director, together with the number of shares of Common Stock beneficially owned by him, directly or indirectly, and the percentage of outstanding shares that ownership represents, all as of the close of business October 31, 1998 (according to information received by the Company), is set forth below. Similar information is also provided for those directors whose terms expire in future years.

                                                                                   SHARES OF   PERCENT OF
         NAMES OF                      PRINCIPAL               SERVICE AS           COMMON     OUTSTANDING
         NOMINEES                    OCCUPATION(1)              DIRECTOR     AGE   STOCK(2)      SHARES
         --------                    -------------             ----------    ---   ---------   -----------
Class I (Term Expires 2002)
Patrick J. Bagley            Vice President - Finance and     1998 to date   51       82,005        .1%
                             Treasurer; Vice President -
                             Finance and Treasurer, Matlack
                             Systems, Inc.

Gary W. Rollins              President, Rollins, Inc. (3)     1975 to date   54          -0-(4)      --


                                                                                   SHARES OF   PERCENT OF
 NAMES OF DIRECTORS WHOSE              PRINCIPAL               SERVICE AS           COMMON     OUTSTANDING
  TERMS HAVE NOT EXPIRED             OCCUPATION(1)              DIRECTOR     AGE   STOCK(2)      SHARES
--------------------------   ------------------------------   ------------   --    ---------      ----
Class II (Term Expires 2000)

William B. Philipbar, Jr.    Retired; Former President and    1993 to date   73       12,655        --
                             Chief Executive Officer,
                             Rollins Environmental
                             Services, Inc.

John W. Rollins, Jr.         President and Chief Operating    1967 to date   56    1,232,025(5)     2.1%
                             Officer; Chairman of the
                             Board, Matlack Systems,
                             Inc.(3)

Class III (Term Expires 2001)

John W. Rollins              Chairman of the Board and        1954 to date   82    7,162,327(6)    12.3%
                             Chief Executive Officer;
                             Chairman of the Board, Dover
                             Downs Entertainment, Inc. (3)

Henry B. Tippie              Chairman of the Executive        1974 to date   71    2,250,000(7)     3.9%
                             Committee and Vice Chairman of   1954 to 1965
                             the Board; Chairman of the
                             Executive Committee and
                             Director, Matlack Systems,
                             Inc.; Chairman of the Board
                             and Chief Executive Officer,
                             Tippie Services, Inc.; Vice
                             Chairman of the Board, Dover
                             Downs Entertainment, Inc.

------------------

(1) The nominees and other directors have held the positions of responsibility set out in the above column (but not necessarily their present titles) for more than five years. In addition to the directorships listed in the above column, the following individuals also serve on the board of directors of the following companies: Gary W. Rollins, Rollins, Inc. and RPC, Inc.; John
    W. Rollins, Rollins, Inc., Matlack Systems, Inc., Safety-Kleen Corp., RPC, Inc. and FPA Corp.; John W. Rollins, Jr., Dover Downs Entertainment, Inc. and Safety-Kleen Corp.; Henry B. Tippie, Rollins, Inc., Safety-Kleen Corp. and RPC, Inc.; William B. Philipbar, Jr., Matlack Systems, Inc. and Waste Systems International, Inc.; Patrick J. Bagley, Matlack Systems, Inc. and Dover Downs Entertainment, Inc. Matlack Systems, Inc. provides transportation services. Dover Downs

    Entertainment, Inc. operates facilities offering gaming, motorsports, horse racing and other forms of entertainment. Rollins, Inc. is a consumer services company engaged in residential and commercial termite and pest control. Safety-Kleen Corp. is engaged in the business of industrial waste disposal. RPC, Inc. is a diversified company engaged in oil and gas field services and boat manufacturing. Tippie Services, Inc. provides management services. Waste Systems International, Inc. is engaged in the business of solid waste management.

(2) All shares are owned directly and of record. The above numbers exclude the following shares of Common Stock subject to options granted under the Company's 1982, 1986 and 1993 Stock Option Plans which the listed beneficial owner has the right to acquire beneficial ownership as specified in Rule 13d of the Securities Exchange Act of 1934: John W. Rollins, Jr., 71,850 shares; and Patrick J. Bagley, 44,250 shares.

(3) John W. Rollins is the uncle of Gary W. Rollins and the father of John W. Rollins, Jr.

(4) Does not include 1,191,543* shares held as Co-Trustee, 124,182* shares held as Trustee for his children and 109,254* shares representing a proportionate interest of shares held by a general partnership.

(5) Does not include 707,463* shares held as Co-Trustee and 23,625* shares held by his wife.

(6) Does not include 253,116* shares held by his wife and 135,037* shares held by his wife as Custodian for his minor children.

(7) Does not include 1,671,711* shares held as Co-Trustee, 38,250* shares held as Trustee, 31,500* shares owned by his wife, or 45,000* shares owned by a partnership over which Mr. Tippie has sole voting power.
------------------

*The Messrs. Rollins and Tippie disclaim any beneficial interest in these holdings.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board of Directors held four regularly scheduled meetings and one special meeting during fiscal year 1998. All members of the Board attended at least eighty percent of the meetings held.

     Audit Committee. The Audit Committee consists of William B. Philipbar, Jr., Chairman, and Gary W. Rollins. The Audit Committee held two meetings during the last fiscal year. The Committee's functions include consulting with the Company's independent public accountants concerning the scope and results of the audit, reviewing the evaluation of internal accounting controls and inquiring into special accounting-related matters.

     Executive Committee. The Executive Committee consists of Henry B. Tippie, Chairman, John W. Rollins and John W. Rollins, Jr. The Executive Committee held four meetings during the last fiscal year. The Executive Committee has the power to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company in accordance with the provisions of the by-laws of the Company. The Executive Committee performs all of the functions of a compensation committee of the Board of Directors.

     Stock Option Committee. The Stock Option Committee consists of Henry B. Tippie, Chairman, and John W. Rollins. The Stock Option Committee held two meetings during the last fiscal year. The Stock Option Committee administers the Company's outstanding Stock Option Plans including the granting of options to various employees of the Company and its subsidiaries.

     The Company does not have a nominating committee of the Board of Directors.

                            DIRECTORS' COMPENSATION

     Directors who are not full-time employees of the Company or any of its subsidiaries are each paid an annual retainer for Board service of $10,000 and an attendance fee of $1,000 for each Board of Directors or committee meeting attended.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 8 shall not be incorporated by reference into any such filings.

           REPORT OF THE EXECUTIVE AND STOCK OPTION COMMITTEES OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     During fiscal year 1998, the members of the Executive Committee of the Board of Directors held primary responsibility for determining executive compensation levels.

     The Company is engaged in a highly competitive industry. As a consequence, the Company views its ability to attract and retain qualified executives as the cornerstone of its future success. In order to accomplish this objective, the Company has endeavored to structure its executive compensation in a fashion that takes into account the Company's operating performance and the individual performance of the executive. Of necessity, this analysis is subjective in nature and not based upon a structured formula. The factors referred to above are not weighted in an exact fashion.

     Pursuant to the above compensation philosophy, the total annual compensation of executive officers of the Company is made up of one or more of three elements. The three elements are salary, an annual incentive compensation package and, in some years, grants of stock options.

     The salary of each executive officer is determined by the Executive Committee. As previously stated, in making its determinations the Executive Committee gives consideration to the Company's operating performance for the prior fiscal year and the individual executive's performance.

     The annual incentive compensation package for the Chief Executive Officer of Rollins Leasing Corp. and the Chief Financial Officer of the Company is developed by the Chief Operating Officer of the Company prior to the end of each fiscal year. It is based upon a performance formula for the ensuing fiscal year. That performance formula and incentive package is then reviewed by the Executive Committee and is either accepted, amended or modified. None of the members of the Board of Directors, other than the Chief Financial Officer, participate in the incentive program.

     Awards under the Company's Stock Option Plans are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. When considering the grant of stock options, the Stock Option Committee gives consideration to the overall performance of the Company and the performance of individual employees.

                                CEO COMPENSATION

     The CEO's compensation is determined by the Executive Committee. As is the case with respect to the Named Executives, the CEO's compensation is based upon the Company's operating performance and his individual performance. The decision of the Executive Committee is, however, very subjective and is not based upon any specific formula or guidelines. The CEO does not participate in the deliberations of the Executive Committee when his salary is determined. Neither the CEO nor any other member of the Executive Committee participates in any Company incentive program. The CEO has never received a Stock Option from the Company.

                           Executive Committee
                           Henry B. Tippie, Chairman
                           John W. Rollins
                           John W. Rollins, Jr.

                           Stock Option Committee
                           Henry B. Tippie, Chairman
                           John W. Rollins


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, the Company believes that during its fiscal year ended 1998 all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                            COMMON STOCK PERFORMANCE

     The following graph reflects a comparison of the cumulative total shareholder return on the Company's common stock with the S&P Composite 500 Index and S&P Truckers Index, respectively, for the five year period commencing October 1, 1993 through September 30, 1998. The graph assumes that the value of the investment in the Company's common stock and each index was 100 at September 30, 1993 and all dividends were reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of any future return on the Company's common stock.

                                   [GRAPHIC]


     In the printed version of the document, a line graph appears which depicts the following plot points:


                                                                  YEARS
                                       -----------------------------------------------------------
                                       1993       1994       1995       1996       1997       1998
                                       ----       ----       ----       ----       ----       ----
Rollins Truck Leasing Corp......       100         86         80         86        132        137
S&P Truckers....................       100        102         94         73        121         86
S&P 500.........................       100        104        135        162        227        248

Assumes $100 invested on October 1, 1993

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following directors serve on the Company's Executive Committee: John W. Rollins, John W. Rollins, Jr. and Henry B. Tippie. Each is an employee of the Company, but none participate in the deliberations of the Executive Committee with respect to his own compensation. Henry B. Tippie serves on the Compensation Committees of Rollins, Inc. and RPC, Inc. John W. Rollins, Jr. serves on the Compensation Committee of Safety-Kleen Corp. John W. Rollins, John W. Rollins, Jr. and Henry B. Tippie are members of the Executive Committee of Matlack Systems, Inc. The Executive Committee of this Company performs the functions of a Compensation Committee. Patrick J. Bagley serves as a director of Dover Downs Entertainment, Inc. and Matlack Systems, Inc. John W. Rollins and Henry B. Tippie serve on the Compensation Committee of Dover Downs Entertainment, Inc.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended September 30, 1996, 1997 and 1998, of those persons who were, at September 30, 1998, (i) the Chairman and Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose total annual salary exceeded $100,000 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                                                     -------------------------------
                                                                            AWARDS           PAYOUTS
                                        ANNUAL COMPENSATION          ---------------------   -------
                                  --------------------------------   RESTRICTED    STOCK
                                                      OTHER ANNUAL     STOCK      OPTIONS/    LTIP      ALL OTHER
      NAME AND                    SALARY     BONUS     COMP. (2)     AWARDS(3)      SARS     PAYOUTS   COMPENSATION
 PRINCIPAL POSITION    YEAR (1)      $         $           $             $           #          $           $
 ------------------    --------   ------     -----    ------------   ----------   --------   -------   ------------
John W. Rollins          1998     560,000       -0-     --            -0-             -0-     -0-        -0-
Chairman of the          1997     550,000       -0-     --            -0-             -0-     -0-        -0-
Board and CEO            1996     540,000       -0-     --            -0-             -0-     -0-        -0-

Patrick J. Bagley        1998     261,250    65,000     --            -0-          16,200     -0-        -0-
Vice Pres.-Finance,      1997     246,250    50,000     --            -0-             -0-     -0-        -0-
Treasurer and CFO        1996     231,250    35,000     --            -0-          18,000     -0-        -0-

I. Larry Brown           1998     269,231   476,682     --            -0-          18,000     -0-        -0-
President and CEO
of Rollins
Leasing Corp.

John W. Rollins, Jr.     1998     660,000       -0-     --            -0-         122,500     -0-        -0-
President and COO        1997     600,000       -0-     --            -0-         150,000     -0-        -0-
                         1996     540,000       -0-     --            -0-          22,500     -0-        -0-
Henry B. Tippie          1998     560,000       -0-     --            -0-             -0-     -0-        -0-
Chairman-Executive       1997     550,000       -0-     --            -0-             -0-     -0-        -0-
Committee                1996     540,000       -0-     --            -0-             -0-     -0-        -0-

------------------
(1) Fiscal years ending September 30.
(2) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.
(3) No awards have ever been made.

        OPTION AND STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

     The following table sets forth stock options granted in the fiscal year ending September 30, 1998 to each of the Company's Named Executives. Employees of the Company and its subsidiaries are eligible for stock option grants based on individual performance. The Company did not issue any stock appreciation rights. The table also sets forth the hypothetical gains that would exist for the options at the end of their six-year and eight-year terms, assuming compound rates of stock appreciation of 0%, 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on the market price on the grant date.

                                             INDIVIDUAL GRANTS(1)
                               ------------------------------------------------      POTENTIAL REALIZABLE VALUE
                                           % OF TOTAL                             AT ASSUMED ANNUAL RATES OF STOCK
                                            OPTIONS                                    PRICE APPRECIATION FOR
                               OPTIONS     GRANTED TO     EXERCISE                         OPTION TERM (2)
                               GRANTED     EMPLOYEES       PRICE     EXPIRATION   ---------------------------------
            NAME                 (#)     IN FISCAL YEAR    ($/SH)       DATE      0%         5%            10%
            ----               -------   --------------   --------   ----------   ---        --            ---
John W. Rollins, Jr.            22,500         3.1%       $ 10.71     11/13/05    --    $    115,055   $    275,576

                               100,000(3)      13.9%      $10.875     09/13/04    --    $    369,854   $    839,073

Patrick J. Bagley               16,200         2.2%       $ 10.71     11/13/05    --    $     82,839   $    198,415

I. Larry Brown                  18,000         2.5%       $ 10.71     11/13/05    --    $     92,044   $    220,461

All employees as a             721,900       100.0%       $ 10.71      9/13/04
group
                                                          to          to
                                                          $10.875     11/13/05    --    $  3,549,967   $  8,456,003
Total potential stock price appreciation from November
  14, 1997 to November 13, 2005 for all stockholders at
  assumed rates of stock price appreciation (4)                                   --    $298,795,984   $715,669,123

------------------

(1) Options were granted on November 14, 1997 and September 14, 1998.

(2) These amounts, based on assumed appreciation rates of 0% and the 5% and 10% rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, nontransferability or phased-in vesting. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

(3) Based upon 100,000 options granted September 14, 1998 at an exercise price of $10.875, the fair market value on the date of the grant. The options are exercisable only if the closing price of the Common Stock on the New York Stock Exchange reaches $20.875 or more for a period of ten (10) consecutive trading days.

(4) Based upon a price of $10.71 on November 14, 1997 and a total of 58,432,281 shares of Common Stock outstanding on October 31, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table summarizes option exercises during fiscal year 1998 by the Company's Named Executives, and the value of the options held by such persons as of September 30, 1998. The Company has not granted and does not have any Stock Appreciation Rights outstanding.

                                                                    NUMBER OF
                                                                   UNEXERCISED
                                                                   OPTIONS AT
                       SHARES ACQUIRED        VALUE                FY-END (#)
      NAME (1)         ON EXERCISE (#)   REALIZED ($)(2)   EXERCISABLE/UNEXERCISABLE
      --------         ---------------   ---------------   -------------------------
Patrick J. Bagley          16,643           $161,326          44,250          37,200
I. Larry Brown             45,563           $422,689          44,250          39,000
John W. Rollins, Jr.          -0-                -0-          71,850         268,150

                                 VALUE OF
                                UNEXERCISED
                               IN-THE-MONEY
                                OPTIONS AT
                                FY-END ($)
      NAME (1)         EXERCISABLE/UNEXERCISABLE(3)
      --------         ----------------------------
Patrick J. Bagley          $233,269        $113,351
I. Larry Brown             $233,269        $114,998
John W. Rollins, Jr.       $289,823        $210,857

------------------

(1) John W. Rollins and Henry B. Tippie did not acquire or have any outstanding Incentive Stock Options.

(2) Fair market value of underlying security at exercise date less the exercise price.

(3) The value of the Company's common stock on September 30, 1998 was $11.625 per share.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     There were no Long-Term Incentive Plan Awards to the Named Executives during fiscal year 1998.

                             DEFINED BENEFIT PLANS

PENSION PLANS

     The Company's Pension Plan is a non-contributory qualified defined benefit plan. All full-time employees of the Company (except certain employees covered by collective bargaining agreements) are eligible to participate in the Pension Plan. Up to September 30, 1989, retirement benefits were equal to the sum of from 1% to 1.8% of an employee's annual cash compensation for each year of service to age 65. Commencing October 1, 1989 and thereafter, retirement benefits are equal to the sum of 1.35% of earnings up to covered compensation, as that term is defined in the Plan, and 1.7% of earnings above covered compensation. Covered compensation includes regular salaries or wages, commissions, bonuses, overtime earnings and short-term disability income protection benefits.

     Retirement benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's benefits may be paid in certain alternative forms having actuarially equivalent values. Retirement benefits are fully vested at the completion of five years of credited service or, if earlier, upon reaching age 55. The maximum annual benefit under a qualified pension plan is currently $130,000 beginning at the Social Security retirement age (currently age 65).

     The Company maintains a non-qualified, defined benefit plan, called the Excess Benefit Plan, which covers those participants of the Pension Plan whose benefits are limited by the Internal Revenue Code. A participant in the Excess Benefit Plan is entitled to a benefit equaling the difference between the amount of the benefit payable without limitation and the amount of the benefit payable under the Pension Plan.

     Annual pension benefit projections for the Named Executives assume: (a) that the participant remains in the service of the Company until age 65; (b) that the participant's earnings continue at the same rate as paid in the fiscal year ended September 30, 1998 during the remainder of his service until age 65; and (c) that the Plans continue without substantial modification.

     The estimated annual benefit at retirement for each of the following Named Executives of the Company is: Patrick J. Bagley, $109,010; I. Larry Brown, $204,484; and John W. Rollins, Jr., $238,423. The annual benefit for John W. Rollins ($53,949) and Henry B. Tippie ($158,390) is the amount of retirement income which they are required to receive by Federal law.

401(k) RETIREMENT PLAN

     The Company has a deferred compensation plan pursuant to section 401(k) of the Internal Revenue Code for all its full time employees who have completed ninety (90) days of service. Covered employees may contribute up to 15% of their compensation for each calendar year. In addition, the Company contributes up to an additional 100% of the first $250 of compensation contributed by any covered employee to the plan. An employee's maximum annual contribution to the plan is $10,000. All contributions are funded currently.

                                    AUDITORS

     The Board of Directors has not selected or recommended the name of an independent public accounting firm for approval or ratification by the shareholders. The Board of Directors believes that it will be in the best interests of the shareholders if it is free to make such determination based upon all factors that are then relevant.

     KPMG Peat Marwick LLP served as the Company's auditors for the fiscal year ended September 30, 1998. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement should such representative so desire. Such representative also will be available to answer questions raised orally.

     During the fiscal year ended September 30, 1998, KPMG Peat Marwick LLP's services rendered to the Company consisted of auditing the Company's financial statements. In this connection, KPMG Peat Marwick LLP performed such tests of the Company's accounting records and other auditing procedures as were required by generally accepted auditing standards.

                             SHAREHOLDER PROPOSALS

     Appropriate proposals of eligible shareholders (an eligible shareholder must be a record or beneficial owner of at least l% or $l,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year) intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Company no later than August 21, 1999 for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                                 MISCELLANEOUS

     ON WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL SHAREHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE, FREE OF CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998, WHICH INCLUDES THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR A COPY OF FORM 10-K SHOULD BE MADE IN WRITING AND ADDRESSED TO:


                 PATRICK J. BAGLEY
                 VICE PRESIDENT - FINANCE AND TREASURER
                 ROLLINS TRUCK LEASING CORP.
                 P.O. BOX 1791
                 WILMINGTON, DELAWARE 19899

     THE COMPANY WILL CHARGE REASONABLE OUT-OF-POCKET EXPENSES FOR THE REPRODUCTION OF EXHIBITS TO FORM 10-K SHOULD A SHAREHOLDER REQUEST COPIES OF SUCH EXHIBITS.

     The Company's Annual Report for the fiscal year ended September 30, 1998 has been mailed to shareholders under separate cover.

     The Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                   MICHAEL B. KINNARD, Secretary

Wilmington, Delaware
December 28, 1998

                          ROLLINS TRUCK LEASING CORP.

  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

                 Thursday, January 28, 1999, 8:30 A.M., E.S.T.

     The undersigned hereby constitutes and appoints John W. Rollins, Jr. and Michael B. Kinnard, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on January 28, 1999 at 8:30 A.M. Eastern Standard Time, at the Rollins Building, First Floor Auditorium, Wilmington, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement dated December 28, 1998, as follows:

                              (Mark only one box)

1.  ELECTION OF DIRECTORS

    Nominees:  Patrick J. Bagley and Gary W. Rollins

    / / VOTE FOR all nominees listed above; except vote withheld from following nominee (if any):

          ______________________________________________________________________

    / /   VOTE WITHHELD FROM all nominees.

2. At their discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

                                     (OVER)

                          (CONTINUED FROM OTHER SIDE)

     The undersigned acknowledges receipt of the aforesaid Notice of Annual Meeting and Proxy Statement, each dated December 28, 1998, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all of the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROLLINS TRUCK LEASING CORP. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                    Please sign below, date and return promptly.

                                    ____________________________________________


                                    ____________________________________________

                                           Signature(s) of Shareholder(s)


                                                         DATED: January __, 1999

                                    Signature(s) should conform to name(s)
                                    and title(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title(s) on signing.

NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.